UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2014

INTELLICELL BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-49388	91-1966948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 Park Avenue, 17th Fl New York, NY 10022
(Address of principal executive offices)

(646) 576-8700

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 21, 2014, Intellicell Biosciences, Inc., a Nevada corporation (the “Company”) executed an Advisory and Consulting Agreement (the “Agreement”) having an effective date of October 7, 2014 (the “Effective Date”) with Dawson James Securities, Inc. (“Dawson James”), pursuant to which Dawson James shall render consulting advice to the Company relating to capital markets and business advisory services as specifically set forth in the Agreement. Such services shall include, but not be limited to, services as a placement agent as well as services related to merger/acquisition matters.

The Agreement provides that, in exchange for the services provided thereunder, the Company shall pay Dawson James a nonrefundable fee paid as preferred stock providing for a future conversion to the number of shares of Company common stock equivalent to ten percent (10%) of the then fully diluted stock of the Company at the time of conversion. The Company’s completion of a minimum of $15 million of new investor financing, or the acquisition of the Company, shall be the conversion trigger for such preferred stock. Furthermore, Dawson James shall be entitled to a Finder’s Closing Fee (as such term is defined in the Agreement) equal to eight percent (8%) of the aggregate purchase price paid in connection with any transaction consummated in whole or part during the term of the Agreement with any investor introduced to the Company by Dawson James. The Agreement further provides that the Company shall issue Dawson James warrants as additional compensation as more specifically provided therein.

Pursuant to the Agreement, the Company agrees to retain, and Dawson James agrees to act, as the Company’s lead underwriter for the Company of registered securities to be issued by the Company, including shares, and if applicable, warrants to purchase shares of the Company’s common stock in connection with a “best efforts” or “firm commitment” offering to be made pursuant to an effective registration statement to be filed by the Company under the Securities Act of 1933, with said underwriting being completed concurrent with the listing of the Company’s stock on a national exchange.

The Agreement further provides that the Company shall indemnify and hold harmless Dawson James and certain other indemnified parties against certain liabilities incurred. The Agreement may be terminated by the Company only in the event of a material breach by Dawson James of its obligations thereunder, provided such breach remains uncured for a period of fifteen (15) days after written notice of the breach and opportunity to cure having been provided to Dawson James.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01. financial statements and exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibit No. Description:

EXHIBIT NO.	DESCRIPTION	LOCATION

Exhibit 10.1	Advisory and Consulting Agreement, dated effective as of October 7, 2014, by and between the Company and Dawson James Securities, Inc.	Provided herewith

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLICELL BIOSCIENCES, INC.

Dated: October 21, 2014	By:	/s/ Dr. Steven Victor
Name: Dr. Steven Victor
Title: Chief Executive Officer